Exhibit 21.1

SUBSIDIARIES OF MAVENIR PLC

Entity Name	Jurisdiction of Organization or Incorporation
Xura Argentina S.A.	Argentina

Mavenir Australasia Pty Ltd	Australia

Mavenir Systems Australia II Pty Ltd	Australia

Mavenir Systems Australia Pty Ltd	Australia

Mavenir Austria GmbH	Austria

Mavenir Telecommunicacoes Sul America Ltda	Brazil

Mavenir Participacoes Ltda.	Brazil

Mavenir Systems do Brasil Ltda.	Brazil

Mavenir Bulgaria EOOD	Bulgaria

Mavenir Networks Canada Inc.	Canada

Mavenir Systems North America Ltd	Canada

Mavenir Cayman Holdco Ltd.	Cayman Islands

Mavenir Chile S.A.	Chile

Comverse Technology (Shenzhen) Company Ltd.	China

Mavenir Systems (Shanghai) Co., Ltd.	China

Mavenir Systems (Shanghai) Co., Ltd. Beijing Branch 迈韦尼通讯技术（上海）有限公司北京分公司	China

Mavenir Systems d.o.o.	Croatia

Mavenir S.R.O	Czech Republic

Mavenir Systems Czech Republic s.r.o.	Czech Republic

Mavenir Systems Oy	Finland

Xura Finland OY	Finland

Mavenir France S.A.	France

Mavenir Systems S.A.S.	France

Mavenir GmbH	Germany

Mavenir Systems Gmbh	Germany

Comverse Hellas Services Single Member Limited Liability Company	Greece

Mavenir Asia Pacific Limited	Hong Kong

Mavenir Hong Kong Limited	Hong Kong

Airwide Solutions India Private Limited	India

ip access India Private Limited	India

Mavenir India Information Technology Private Limited	India

Mavenir India Private Limited	India

Mavenir Systems Private Limited	India

Ranzure Networks Private Limited	India

Stoke Networks Private Limited	India

BUT. Mavenir Systems Pte Ltd	Indonesia

PT Mavenir Systems Indonesia	Indonesia

PT Xura International Indonesia	Indonesia

Markport Limited	Ireland

Comverse Media Ltd.	Israel

Exalink Ltd.	Israel

Mavenir Global Services Ltd.	Israel

Mavenir Ltd.	Israel

MSI 5G Technologies Ltd.	Israel

Mavenir Systems Italia S.r.l.	Italy

Mavenir Systems Japan Ltd.	Japan

Stoke Korea, Inc.	Korea

Mavenir Malaysia SDN, BHD	Malaysia

Mavenir Systems (Malaysia) Sdn Bhd	Malaysia

Mavenir Telecommunication Systems (Malaysia) Sdn Bhd	Malaysia

Mavenir Systems Mexico, S de R.L. de C.V.	Mexico

Fortissimo Holding B.V.	Netherlands

Mavenir Europe B.V.	Netherlands

Mavenir International B.V.	Netherlands

Mavenir (NZ) Limited	New Zealand

Xura Norway (Branch Office)	Norway

Mavenir Pakistan (Private) Limited	Pakistan

Acision International B.V. (Philippines)	Philippines

Mavenir Philippines Inc.	Philippines

Mavenir Poland Sp. Z.o.o.	Poland

Mavenir Limited Liability Company	Russia

Mavenir Russia LLC	Russia

Mavenir International B.V. (Saudi Arabia)	Saudi Arabia

Mavenir (Singapore) Pte Ltd	Singapore

Mavenir Systems Pte. Ltd.	Singapore

Mavenir South Africa (Pty) Ltd	South Africa

Acision Iberia S.L.	Spain

Mavenir Spain S.L.	Spain

Mavenir Systems S.L.	Spain

Solaiemes S.L.	Spain

Mavenir Systems AB	Sweden

Mavenir International B.V., Taiwan Branch	Taiwan

Mavenir Systems (Thailand) Ltd	Thailand

Xura (Thailand) Ltd.	Thailand

Mavenir Turkey Yazılım ve İletişim Hizmetleri Limited Şirketi	Turkey

Mavenir FZ-LLC	UAE

Argyle Data Europe Limited	UK

ip.access Limited	UK

ip.access Presence Limited	UK

Mavenir Private Holdings II Ltd	UK

Mavenir Systems Holdings Limited	UK

Mavenir Systems UK Limited	UK

Mavenir Global Limited	UK

Mavenir Systems Limited	UK

Mavenir UK Holdings	UK

Mavenir UK Ltd.	UK

Netonomy Limited	UK

Aquto Corporation	US (Delaware)

Argyle Data, Inc.	US (Delaware)

ip.access Inc.	US (Delaware)

Mavenir Networks, Inc.	US (Delaware)

Mavenir Private Holdings III LLC	US (Delaware)

Mavenir Systems, Inc.	US (Delaware)

Mavenir, Inc.	US (Delaware)

Mavenir Tecnologia V.Z, C.A.	Venezuela

Comverse Vietnam LLC	Vietnam